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                                            Exhibit 21.1


            SUBSIDIARIES OF THE REGISTRANT



Sensi, U.S.A., Inc                              (California)
Simple Shoes, Inc.                              (California)
Deckers Mexico, Inc.                            (California)
Deckers Baja, S.A. de C.V.                      (Mexico)
Holbrook Limited                                (Hong Kong)
Heirlooms, Inc.                                 (California)
Deckers Outdoor Corporation International       (Delaware)
Phillipsburg Limited                            (Hong Kong)
Deckers Trading, Inc.                           (U.S.V.I.)
Picante, S.A.                                   (Guatemala)
Trukke Winter Sports Products, Inc.             (California)
Ugg Holdings, Inc.                              (California)
Original American UGHS Co.                      (Oregon)